UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 22, 2018, Lowe’s Companies, Inc. (the “Company”) issued a press release and related infographic, furnished as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference, announcing the Company’s financial results for its second quarter ended August 3, 2018.

The information provided pursuant to Item 2.02, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As part of a strategic reassessment, on August 17, 2018, the Company committed to exit its Orchard Supply Hardware (“Orchard”) operations in order to focus on its core home improvement business. The Company acquired Orchard, a retail hardware and backyard company, in 2013. The company expects to close all 99 Orchard stores, which are located in California, Oregon and Florida, as well as the distribution facility that services the Orchard stores, by the end of fiscal 2018. To facilitate an orderly wind-down, the Company intends to conduct store closing sales and has partnered with Hilco Merchant Services to help manage the process and provide a seamless experience for customers.

During the quarter ended August 3, 2018, the Company recorded $230 million of non-cash pre-tax charges associated with its Orchard operations, related to long-lived asset impairments and discontinued projects. In the second half of fiscal 2018, the Company expects to recognize additional pre-tax costs related to the planned store closings of $390 to $475 million, including costs associated with lease obligations, accelerated depreciation and amortization, and severance obligations. Pre-tax charges associated with lease obligations, net of estimated sublease income, are estimated to range from $280 to $360 million. Pre-tax charges associated with accelerated depreciation and amortization are expected to be approximately $100 million. Pre-tax charges associated with severance obligations are estimated to range from $10 to $15 million. In addition, the Company estimates that the net cash outflow associated with the store closures, consisting of net payments on the lease and severance obligations prior to any associated tax benefits, to be approximately $290 to $375 million. All estimated amounts are subject to change until finalized.

Item 2.06	Material Impairments.

The information contained in Item 2.05 relating to the asset impairments is incorporated into this Item 2.06 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On August 22, 2018, the Company announced the appointment of David M. Denton as Executive Vice President, Chief Financial Officer. Mr. Denton currently serves as Executive Vice President and Chief Financial Officer of CVS Health Corporation and will join the Company shortly after the closing of the CVS acquisition of Aetna, which is expected in the second half of 2018.

Mr. Denton, 53, has served as Executive Vice President and Chief Financial Officer of CVS Health Corporation, a pharmacy innovation company, since January 2010; Senior Vice President and Controller and Chief Accounting Officer of CVS Health Corporation from March 2008 until December 2009; Senior Vice President, Financial Administration of CVS Health Corporation and CVS Pharmacy, Inc. from April 2007 to March 2008. Mr. Denton is also a member of the Board of Directors of Tapestry, Inc. (formerly known as Coach, Inc.), a leading retailer of premium bags and luxury accessories.

On August 20, 2018, the Company and Mr. Denton entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, during the term of his employment with the Company, Mr. Denton will receive (i) an annual base salary of $925,000, (ii) eligibility for an annual cash incentive bonus with a target payout of 125% of Mr. Denton’s annual base salary, provided that Mr. Denton’s annual cash incentive bonus for the current fiscal year will be pro-rated, (iii) eligibility for an annual equity incentive award grant (consisting of a mixture of performance-based restricted share units, time-based restricted shares, stock appreciation rights, stock awards and/or stock options) with a target award value equal to $4,162,500, provided that Mr. Denton’s annual equity incentive award grant for the current fiscal year will be prorated in value and will consist of (a) time-based restricted shares with an award value of $890,500, which such grant will vest in full on the third anniversary of the grant date, and (b) nonqualified stock options with an award value of $890,500, which such grant will vest in equal annual installments on the first three anniversaries of the grant date, in each case generally subject to Mr. Denton’s continued employment with the Company through the applicable vesting date, (iv) a sign-on cash bonus in the amount of $1,000,000, payable on or about February 1, 2019, subject to repayment in the event Mr. Denton resigns prior to the first anniversary of his start date, (v) reimbursement for and/or payment of certain expenses incurred by Mr. Denton in connection with his relocation to the Charlotte, North Carolina area, (vi) reimbursement of up to $12,000 annually for costs incurred by Mr. Denton for his personal tax and financial planning, (vii) four weeks of vacation per year and (viii) an annual executive physical exam. Mr. Denton is also eligible to participate in those change in control, severance, retirement, welfare and fringe benefits programs available to senior executives of the Company generally. Pursuant to the Company’s Confidentiality and Non-Competition Agreement, which is attached to the Offer Letter, Mr. Denton is subject to certain non-competition restrictions that apply from the date of his separation from service until the later of (x) twenty-four (24) months thereafter and (y) the last date of vesting of his unvested equity awards, certain non-solicitation restrictions that apply from the date of his separation from service until twenty-four (24) months thereafter and certain confidentiality restrictions that apply indefinitely.

The foregoing summary of Mr. Denton’s compensation and terms of employment generally is not complete and is qualified in its entirety by the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

There are no family relationships between Mr. Denton and any director or executive officer of the Company, and Mr. Denton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Approval of a Severance Plan for Senior Officers

On August 16, 2018, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved a severance plan for senior officers of the Company (the “Severance Plan for Senior Officers”). All named executive officers of the Company other than Marvin R. Ellison, the Company’s current Chief Executive Officer, Marshall A. Croom, the Company’s current Chief Financial Officer, and Michael P. McDermott, the Company’s current Chief Customer Officer, have been designated by the Compensation Committee of the Company to be participants in the Severance Plan for Senior Officers. In the event a named executive officer’s employment with the Company is terminated by the Company without Cause (as defined in the Severance Plan for Senior Officers) prior to the occurrence of a Change in Control (as defined in the Severance Plan for Senior Officers), subject to such named executive officer executing and not revoking a release of claims and restrictive covenant agreement, the Severance Plan for Senior Officers provides that the named executive officer will be eligible for (1) severance payments in an aggregate amount equal to the product of (x) two (2) and (y) the sum of the named executive officer’s annual base salary and target annual bonus, to be paid in equal installments over twenty-four (24) months in accordance with the Company’s normal payroll practices, (2) continued participation in the employee health care plan maintained by the Company upon the same terms and conditions in effect from time to time for active employees of the Company until the earlier of (x) the second anniversary of such termination of employment and (y) the date the named executive officer becomes covered under another employer’s health care plan and (3) up to one (1) year of Company-paid outplacement services. Severance benefits may be forfeited or reduced in certain circumstances, including in connection with a named executive officer’s breach of the release of claims and restrictive covenant agreement or a named executive officer’s receipt of certain compensation from a third party during the twenty-four (24) month severance period. In the event a named executive officer would otherwise incur any excise tax liability as a result of any payments or benefits provided to the named executive officer that classify as excess parachute payments under Section 280G of the Internal Revenue Code of 1986, the named executive officer will either receive the payments and benefits in full or will have such payments and benefits reduced to the minimum extent necessary to avoid such excise tax liability, whichever of the foregoing results in the named executive officer’s receipt on an after-tax basis of the greatest amount of payments and benefits.

The Severance Plan for Senior Officers will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter, and the description thereof set forth herein is qualified by and subject, in all respects, to the terms of the Severance Plan for Senior Officers to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Company’s Board held on August 17, 2018, the Board approved and adopted effective immediately amendments (the “Amendments”) to the Bylaws of the Company (the “Bylaws”) to reflect current legal requirements and corporate governance best practices, including but not limited to amendments that, among other things, (i) remove the requirement that the annual meeting of shareholders be held in May or June, (ii) require that a shareholder’s notice of nomination of a person for election to the Board be accompanied by certain questionnaires and representations, (iii) require that a shareholder’s notice of any business to be presented at any shareholder meeting be accompanied by a written questionnaire, (iv) provide that the chairman of any shareholder meeting or any other person entitled to preside or to act as secretary at such meeting shall have the power to adjourn or postpone the meeting to any other time, (v) require a shareholder nominees’ written confirmation of his or her intention to serve as director for the full term, (vi) clarify that the quorum requirements for the transaction of business at any meeting of the Board shall be a majority of the number of directors fixed by or pursuant to the Bylaws, or if no number is so fixed, a majority of directors in office immediately before the meeting begins, (vii) require that notice of any special meeting of the Board or any committee thereof be given at least twenty-four (24) hours before such meeting and (viii) remove the requirement that officers be elected annually just after the annual meeting of shareholders. The Bylaws were also amended to generally reflect internal consistency and clarity, as well as to avoid duplication.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 17, 2018, the Company’s Board approved amendments to its Code of Business Conduct and Ethics (the “Code”) to, among other things, improve clarity and readability and to update and conform the Code to current governance best practices. The revised Code strengthens and updates provisions including those covering compliance with laws, conflicts of interest, fair dealing and competition, corporate opportunities and loyalty and compliance with the Code. The Code applies to (i) all employees of the Company and its affiliates, subsidiaries and its allied businesses around the world, including the principal executive officer, principal financial officer, and principal accounting officer and (ii) non-executive members the Company’s Board of Directors when acting as members of the Company’s Board of Directors or in any other matter related to the Company.

This summary is qualified in its entirety by reference to the full text of the Code, which can be found on the Company’s website at www.lowes.com under “Investor Relations — Governance — Code of Business Conduct and Ethics.” The contents of the Company’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 7.01	Regulation FD Disclosure.

On August 22, 2018, the Company issued a press release announcing the appointment of David M. Denton as Executive Vice President, Chief Financial Officer. A copy of the Company’s press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Bylaws of Lowe’s Companies, Inc., as amended and restated on August 17, 2018.

99.1	Press Release, dated August 22, 2018, announcing the financial results of Lowe’s Companies, Inc. for its second quarter ended August 3, 2018.

99.2	Infographic relating to the financial results of Lowe’s Companies, Inc. for its second quarter ended August 3, 2018.

99.3	Press Release, dated August 22, 2018, announcing the appointment of David M. Denton as Executive Vice President, Chief Financial Officer.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “expects”, “intends”, “will” and similar expressions are forward-looking statements. Forward-looking statements include, but are not limited to, statements about Lowe’s plans, objectives, priorities, expectations and intentions, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to our ability to successfully execute on our strategy and implement our strategic initiatives. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The foregoing list of important factors that may affect future results is not exhaustive. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2018	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
Title: Executive Vice President, General Counsel and Corporate Secretary